Exhibit 10(f)(f)(f)(f)

AMENDMENT NUMBER THREE
HP INC.
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
The HP Inc. 2005 Executive Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of November 17, 2020:
1.The second sentence of Section 3.4 is hereby amended in its entirety to read as follows:
“An Outside Director may elect to defer, in the manner prescribed by the Committee, up to a maximum of 100% of his Annual Retainer.”
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.
IN WITNESS WHEREOF, HP Inc. has caused this instrument to be signed by its duly authorized officer as of this 3rd day of March, 2021.
    HP INC.
By: /s/ TRACY KEOGH
Its: Chief Human Resources Officer